UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 2, 2015, US Foods, Inc. (“US Foods”), a number of its subsidiaries (together with US Foods, the “Sellers”), its parent, USF Holding Corp. (“USF”) and Sysco Corporation (“Sysco”) entered into an asset purchase agreement (the “Purchase Agreement”) with Performance Food Group, Inc. (“PFG”), through which PFG has agreed to purchase, subject to the terms and conditions of the Purchase Agreement, eleven US Foods distribution centers in the Cleveland, Ohio; Corona, California; Denver, Colorado; Kansas City, Kansas; Las Vegas, Nevada; Minneapolis, Minnesota; Phoenix, Arizona (including the Phoenix Stock Yards business); Salt Lake City, Utah; San Diego, California (including the San Diego Stock Yards business); San Francisco, California and Seattle, Washington markets, and related assets and liabilities (the “Transaction”) from the Sellers in connection with (and subject to) the closing of Sysco’s previously announced pending acquisition of USF (the “Merger”), as described below. The purchase price for the Transaction is $850 million, in cash, subject to certain adjustments.

The Purchase Agreement generally requires each party to use its reasonable best efforts to resolve objections to the Transaction under any antitrust law, provided that Sysco and USF are not required by the Purchase Agreement to take any such actions with respect to the Merger.

The Purchase Agreement also contemplates the entry by the parties into a Transition Services Agreement as of the closing of the Transaction, pursuant to which the Sellers and Sysco will provide certain support services to PFG to facilitate its operation of the divested distribution centers and their integration into PFG’s operating systems. The support services include information technology, supply chain, merchandising, certain administrative services pertaining to accounting, vendor and customer contract administration and personnel management. PFG will also provide a continuation of certain support services to the Sellers. These services to be provided by the Sellers and PFG under the Transition Services Agreement will generally be provided at cost for periods ranging up to 36 months from the closing of the Transaction. The parties also agreed to enter into certain other agreements at closing, including agreements relating to employee matters and the transfer of purchased real estate.

The parties to the Purchase Agreement have made customary representations, warranties and covenants in the Purchase Agreement, including that, subject to certain exceptions, the Sellers will conduct the business at the distribution centers in the ordinary course consistent with past practice during the period between the execution of the Purchase Agreement and the date on which the closing of the Transaction occurs.

In addition, the parties agreed on certain post-closing restrictions on solicitations by Sysco, US Foods and their respective affiliates (the “Restricted Parties”) of certain customers of the distribution centers being acquired by PFG. None of these restrictions prohibit the Restricted Parties from seeking or making sales to any customer not under contract, fulfilling existing contractual arrangements, responding to requests for proposals for contracts that will commence after the expiration of the restrictions or making sales on a “cash and carry” basis or sales through US Foods’ Culinary Equipment & Supplies or directly through US Foods’ Stock Yards businesses. Moreover, PFG, on the one hand, and Sysco and US Foods, on the other hand, agreed that they would refrain from soliciting or hiring certain employees, principally those engaged in key functions providing transition services after the closing of the Transaction, for specified periods of time following the closing of the Transaction, subject to certain exceptions.

The closing of the Transaction is not subject to PFG’s receipt of financing or approval by the shareholders of any party to the Purchase Agreement. The obligations of each of the parties to close the Transaction are subject to the fulfillment of certain conditions, including: 1) the approval of the Transaction by the Federal Trade Commission or the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act; (2) that there be no law or governmental order enacted that would prohibit the consummation of the Transaction; (3) the absence of any injunction or other judgment prohibiting the consummation of the Transaction; (4) subject to materiality qualifications, the accuracy of representations and warranties of the other party (or parties); (5) the delivery of specified ancillary documents and (6) material compliance of the other party (or parties) with its (or their) covenants. Additionally, PFG’s obligation to consummate the Transaction is conditioned on the non-occurrence of a material adverse effect (as defined in the Purchase Agreement) on the divested distribution centers, taken as a whole. Additionally, Sellers’ obligations to consummate the transaction are conditioned on the consummation of the Merger.

The Purchase Agreement contains certain termination rights, including the right for PFG to terminate if the Transaction has not closed by the earlier of September 9, 2015 and the termination date of the Merger pursuant to the merger agreement (subject to PFG’s right to extend such date under certain circumstances), and automatically terminates in the event that such merger agreement terminates. The Purchase Agreement provides that, upon termination of the Purchase Agreement under certain circumstances, PFG will be entitled to receive an aggregate termination fee of $25 million if the Purchase Agreement is terminated after May 2, 2015 and on or prior to July 6, 2015 and $50 million if the Purchase Agreement is terminated after July 6, 2015, with each of Sysco and US Foods responsible for one half of such aggregate fee.

US Foods agreed to indemnify PFG and its affiliates after the closing of the Transaction against losses arising from, among other things: (1) breaches of certain representations or warranties; (2) breaches of any agreement or covenant on the part of the Sellers or Sysco contained in the Purchase Agreement; (3) all excluded assets that will not be transferred to PFG and (4) all liabilities that will be retained by the Sellers. The obligations of US Foods to indemnify Purchaser and its affiliates are subject to certain limitations. Sysco agreed to irrevocably guarantee to PFG and its affiliates the prompt and complete performance of the Sellers’ obligations under the Purchase Agreement and other transaction documents, in each case following the closing of the Transaction, including US Foods’ obligations to indemnify PFG and its affiliates.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Sysco, US Foods, PFG or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Sysco, USF or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward-Looking Statements

This Current Report includes “forward-looking statements” made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” or similar expressions. These statements are based on certain assumptions that we have made in light of our industry experience, as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. We believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, positive and negative. For a discussion of additional factors impacting US Foods’ business, see US Foods’ filings with the SEC. None of Sysco, US Foods or PFG undertakes to update or revise any forward-looking statements, based on new information or otherwise, except as required by applicable law.

Item 8.01.	Other Events.

On February 2, 2015, Sysco and USF issued a joint press release announcing the execution of the Purchase Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*	Asset Purchase Agreement by and among Performance Food Group, Inc., E&H Distributing LLC, RS Funding, Inc., USF Propco, I, LLC, USF Propco II LLC, Trans-Porte, Inc., US Foods, Inc., USF Holding Corp. and Sysco Corporation, dated February 2, 2015

99.1	Press Release, dated February 2, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 5, 2015	US Foods, Inc.

	By:	/s/Juliette Pryor

Juliette Pryor

Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit	Description

2.1*	Asset Purchase Agreement by and among Performance Food Group, Inc., E&H Distributing LLC, RS Funding, Inc., USF Propco, I, LLC, USF Propco II LLC, Trans-Porte, Inc., US Foods, Inc., USF Holding Corp. and Sysco Corporation, dated February 2, 2015

99.1	Press Release, dated February 2, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.